Exhibit 10.8

INVESTMENT AGREEMENT

Made and signed in Haifa, Israel, on the 13th day of January, 2021 (the “Effective Date”)

BETWEEN:	Bonus BioGroup Ltd., Public Company 520039777, Of the Matam Advanced Technology Park, Building 8B, P.O.B. 15143, Haifa 3190501, Israel (hereinafter: the “Company”)
On the first part;

AND:	[____________] (hereinafter: the “Investor”)

On the second part;

WHEREAS	Simultaneously with the execution of this Agreement, (i) the Parties are entering into another Investment Agreement for a price per share higher than the Agreed Price Per Share (the “New PPS”) with similar ratio warrant coverage, and (ii) Investor acknowledges, and the Company represents, that the Company is entering into other investment agreements with another non-related existing investor (the “Other Investor”) for investment of US$1,750,000 (in lieu of an original US$3,500,000 commitment) at the Agreed Price Per Share (with similar ratio warrant coverage) and an investment of another US$1,750,000 at the New PPS (with similar ratio warrant coverage);

WHEREAS	the Company is a public company registered in Israel, whose securities are traded at the Tel Aviv Stock Exchange Ltd. (hereinafter: the “TASE”); and

WHEREAS	the Investor wishes to purchase new shares of the Company; and the Company wishes to allot and sell new shares of the Company to the Investor, under the terms and conditions set forth in this Agreement (this “Agreement”).

NOW, THEREFORE, it has been acknowledged, stipulated and agreed between the Parties as follows:

1.	Definitions. In this Agreement, the following terms shall have the meaning as follows:

“Parties”	The Company and the Investor.
“Consideration”	The sum in NIS, equivalent to US$1,750,000 (in words: one million, seven hundred and fifty thousand US dollars), according to the representative exchange rate that will be determined by the Bank of Israel and known at the time of receipt in the Company’s Bank Account, in immediately available funds.
“Share”	An ordinary share, without a nominal value, in the Company’s share capital.
“Agreed Price Per Share”	NIS 0.517 (in words: fifty-one and seven tenths agorot of NIS).
“New Shares”	The amount of 10,923,114 (in words: ten million, nine hundred and twenty-three thousand one hundred and fourteen) Shares, which is equal to the Consideration, divided by the Agreed Price Per Share.
“New Warrants”	The amount of 5,461,557 (in words: five million, four hundred and sixty-one thousand and five hundred and fifty-seven) warrants (non-tradable) of the Company (which is equal to 50% of the amount of the New Shares), registered to bearer, exercisable into an amount of 5,461,557 (in words: five million, four hundred and sixty-one thousand and five hundred and fifty-seven) Shares (which is equal to the amount of the New Warrants), subject to adjustments, so that each deed of warrant from this series may be exercised into one Share, in consideration for the cash payment of NIS 0.60 (in words: sixty agorot of NIS) per Share, during the period commencing on the date of issuance of the Warrants of this series and ending at the earlier of the two dates: (1) 18 (eighteen) months after the date of the Nasdaq Listing (as defined in Section 5 below(; (2) 24 (twenty-four) months after the date of this Agreement.
“New Securities”	The New Shares and the New Warrants.
“Payment Period”	Any day starting at the Effective Date and ending no later than 14 (fourteen) days following the Effective Date.
“Business Day”	A day in which the banks in Israel are open to the public, excluding Fridays, Jewish holidays and Jewish holidays eves.
“Trustee”	IBI Trust Management, Israeli Co. Reg. No. 515020428, a subsidiary of IBI Investment House, 9 Ahad Ha’am St., Tel-Aviv (Shalom Tower).
“Trustee’s Bank”	[____________].
“Trustee’s Bank Account”	[____________]
“Trust Account”	An account held and managed by the Trustee for the purpose of depositing the New Securities in accordance with Section 7 of this Agreement.

“Trustee’s Securities Account”	[____________]
“Company’s Bank”	[____________]
“Company’s Bank Account”	[____________]
“BOD Approval”	the approval of the Board of Directors of the Company for allocating the New Securities to the Investor.
“TASE Approval”	the approval of the TASE for listing the New Securities on the TASE on the name or for the benefit of the Investor.
“Termination Date”	45 Business Days after the Investor made payment of the Consideration to the Trustee Bank Account.

2.	The transaction. The Investor hereby undertakes by an irrevocable undertaking to deposit with the Company’s Bank, the full Consideration, by way of one or more irrevocable bank transfers, made to the Company’s Bank Account, on a single or several occasions, no later than the end of the Payment Period (the “Deposit”), subject to the Company obtaining the BOD Approval and furnishing the Investor with the same prior to the last date of the Payment Period, as a pre-condition to the Deposit.

3.	The allocation of the New Securities. The Company hereby undertakes an irrevocable undertaking that upon the transfer of the Consideration to the Company’s Bank Account, and subject to the receipt of the approvals required for the lawful allocation of the New Securities, to allocate and transfer the New Securities to the Trustee’s Securities Account.

4.	Conditions precedent. The obligations of the Parties under this Agreement are subject to the Company having received the BOD Approval and the TASE Approval and subject to the regulations and directives of the TASE, as in effect from time to time. To the extent that the conditions precedent are not fully satisfied prior to or on the Termination Date (or on any other date as shall be mutually agreed by the Parties hereto), this Agreement will be immediately terminated and the Consideration will be returned from the Company’s Bank Account to the Investor.

5.	Nasdaq Uplisting. The Company shall take reasonable commercial efforts to either (i) implement a Level 2 or Level 3 American Depository Receipt (“ADR”) program (the “ADR Program”) including the listing of American Depositary Shares representing Ordinary Shares of the Company on the Nasdaq Capital Market or (ii) to list the Company’s Ordinary Shares for trading on the Nasdaq Capital Market (each of these two, individually: the “Nasdaq Listing”), in each case, as soon as practicable.

6.	It is hereby clarified that the Nasdaq Listing shall not be deemed completed unless the Company’s registration statement on Form 20-F or F-1, in the Company’s sole discretion, filed with the SEC (each of these two, individually: the “Bonus Registration Statement”) has been declared effective by the SEC.

7.	Lock-up. The Investor hereby undertakes, vis-à-vis the Company, not to sell any portion of the New Shares or any shares derived from the exercise of the New Warrants, to the extent that such sale would be prohibited by Section 15C of the Israeli Securities Law, 5728 - 1968, and the applicable regulations by virtue thereof, on the resale of the New Shares or shares derived from the exercise of the New Warrants. The New Securities and any shares derived from the exercise of the New Warrants, shall remain deposited in a Trust Account for the full lock-up period required by law.

8.	Disclosure of Information Etc. The Investor acknowledges that he was granted the opportunity to conduct due diligence prior to entering into the transactions contemplated by this Agreement. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Shares and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor. Investor represents and warrants to the Company that (i) it is acquiring the New Securities for its own account, and (ii) it is not acting together or in concert with any other person or entity (including the Other Investor) as a group (including for purposes of “holding or purchasing securities together with others” as defined in Section 1 of the Israeli Securities Law, 1968).

9.	Governing Law; Jurisdiction. The laws of the State of Israel shall apply and govern this Agreement. Exclusive jurisdiction in all matters pertaining to and in connection with this Agreement shall be vested in the competent courts of Tel Aviv, Israel.

10.	Taxes and expenses. Each party shall pay and bare its own taxes and expenses, if and insofar as they are levied on it, resulting from the performance of the allotment pursuant to this Agreement. The Company may, from time to time, replace the Trustee and appoint other entity as a trustee, in place of the Trustee, for the purposes of this Agreement, in its sole discretion, upon providing a prior written notice to the Investor and the trustee. The Company shall bear all expenses of appointing or replacing a trustee as well as expenses incurring from the management of the Trust Account.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers as of the date first written.

Bonus BioGroup Ltd.	[____________]

By: Yossi Rauch, Chairman;	By: [________], Director

_______________________

and by: Shai Meretzki, CEO & Director

________________________

[Signature Page to Investment Agreement]

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